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                          INVESTMENT ADVISORY AGREEMENT


     AGREEMENT made this 21st day of December, 1992, by and between DFA INVESTMENT DIMENSIONS GROUP INC., a Maryland corporation (the "Fund") and DIMENSIONAL FUND ADVISORS INC., a Delaware corporation (the "Advisor").

     Duties of Advisor

          The Fund hereby employs the Advisor to manage the investment and reinvestment of the assets of The DFA Real Estate Securities Portfolio of the Fund (the "Portfolio") , to continuously review, supervise and administer the Portfolio's investment program, to determine in its discretion the securities to be purchased or sold and the portion of the Portfolio's assets to be uninvested, to provide the Fund with records concerning the Advisor's activities which the Fund is required to maintain, and to render regular reports to the Fund's officers and the Board of Directors of the Fund, all in compliance with the objectives, policies and limitations set forth in the Fund's prospectus and applicable laws and regulations. The Advisor accepts such employment and agrees to provide, at its own expense, the office space, furnishings and equipment and the personnel required by it to perform the services described herein on the terms and for the compensation provided herein.

     Portfolio Transactions

          The Advisor is authorized to select the brokers or dealers that will execute the purchases and sales of portfolio securities f or the Portfolio and is directed to use its best efforts to obtain the best available price and most favorable execution, except as prescribed herein. It is understood that the Advisor will not be deemed to have acted unlawfully, or to have breached a fiduciary duty to the Fund or in respect of the Portfolio, or be in breach of any obligation owing to the Fund or in respect of the Portfolio under this Agreement, or otherwise, solely by reason of its having caused the Portfolio to pay a member of a securities exchange, a broker or a dealer a commission f or effecting a securities transaction for the Portfolio in excess of the amount of commission another member of an exchange, broker or dealer would have charged if the Advisor determines in good faith that the commission paid was reasonable in relation to the brokerage or research services provided by such member, broker or dealer, viewed in terms of that particular transaction or the Advisor's overall responsibilities with respect to its accounts, including the Fund, as to which it exercises investment discretion. The Advisor will promptly communicate to the officers and directors of the Fund such information relating to transactions for the Portfolio as they may reasonably request.



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     Compensation of the Advisor

          For the services to be rendered by the Advisor as provided in Section 1 of this Agreement, the Fund shall pay to the Advisor, at the end of each month, a fee equal to one-twelfth of .325 percent of the net assets of the Portfolio. In the event that this Agreement is terminated at other than a month-end, the fee for such month shall be prorated.

     Other Services

          At the request of the Fund, the Advisor, in its discretion, may make available to the Fund office facilities, equipment, personnel and other services. Such office facilities, equipment, personnel and service shall be provided for or rendered by the Advisor and billed to the Fund at the Advisor's cost and, where applicable, the cost thereof shall be apportioned among the several Portfolios of the Fund proportionate to their respective utilization thereof.

     Reports

          The Fund and the Advisor agree to furnish to each other information with regard to their respective affairs as each may reasonably request.

     Status of the Advisor

          The services of the Advisor to the Fund or in respect of the Portfolio, are not to be deemed exclusive, and the Advisor shall be free to render similar services to others as long as its services to the Fund or in respect of the Portfolio, are not impaired thereby. The Advisor shall be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Fund in any way or otherwise be deemed an agent of the Fund.

     Liability of Advisor

          No provision of this Agreement shall be deemed to protect the Advisor against any liability to the Fund or its shareholders to which it might otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or the reckless disregard of its obligations under this Agreement.

     Permissible Interests

          Subject to and in accordance with the charters of the Fund and the Advisor, respectively, directors, officers, and shareholders of the Fund are or may be interested in the Advisor


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(or any successor thereof) as directors, officers or shareholders, or otherwise;
directors, officers, agents and shareholders of the Advisor are or may be interested in the Fund as directors, officers, shareholders or otherwise; and the Advisor (or any successor) is or may be interested in the Fund as a shareholder or otherwise and the effect of any such interrelationships shall be governed by said charters and the provisions of the Investment Company Act of 1940.

     Duration and Termination

          This Agreement shall become effective on September 21, 1992 (the "Effective Date") and shall continue in effect until December 31, 1992, and thereafter, only if such continuance is approved at least annually by a vote of the Fund's Board of Directors,, including the vote of a majority of the directors who are not parties to this Agreement or interested persons of any such party, cast in person, at a meeting called for the purpose of voting such approval. In addition, the question of continuance of this Agreement may be presented to the shareholders of the Fund; in such event, such continuance shall be effected only if approved by the affirmative vote of the holders of a majority of the outstanding voting securities of the Portfolio.

          This Agreement may at any time be terminated without payment of any penalty either by vote of the Board of Directors of the Fund or by vote of the holders of a majority of the outstanding voting securities of the Portfolio, on sixty days written notice to the Advisor,

          This Agreement shall automatically terminate in the event of its assignment, and

          This Agreement may be terminated by the Advisor after ninety days written notice to the Fund.

          Any notice under this Agreement shall be given in writing, addressed and delivered, or mailed postpaid, to the other party at any office of such party.

          As used in this section, the terms "assignment," "interested persons," and a "vote of the holders of a majority of the outstanding securities" shall have the respective meanings set forth in Section 2 (a) (4), Section 2 (a) (19),
Section 2 (a) (42) of the Investment Company Act of 1940 and Rule 18f-2 thereunder.

     Severability

          If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the

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remainder of this Agreement shall not be affected thereby.

     IN WITNESS WHEREOF, the parties hereby have caused this Agreement to be executed this 21st day of September, 1992.

DIMENSIONAL FUND                             DFA INVESTMENT
ADVISORS INC.                                DIMENSIONS GROUP INC.


By: /s/ Rex A. Sinquefield                   By: /s/ David G. Booth
   --------------------------------             ---------------------------
   Chairman-Chief                               President
   Investment Officer




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                   AMENDMENT TO INVESTMENT ADVISORY AGREEMENT



     This Amendment (the "Amendment") to the Investment Advisory Agreement by and between DFA INVESTMENT DIMENSIONS GROUP INC. (the "Fund") and DIMENSIONAL FUND ADVISORS INC. (the "Advisor") dated September 21, 1992 (the "Agreement") shall be effective on December 20, 1996 or such later date which is the effective date of Post-Effective Amendment No. 43 to the Registration Statement for the Fund.

     NOW, THEREFORE, the parties hereto agree to amend the Agreement as follows:

     The first sentence Section 3 of the Agreement entitled "Compensation of the Advisor" is amended to read in its entirety as follows: "FOR THE SERVICES TO BE RENDERED BY THE ADVISOR AS PROVIDED IN SECTION 1 OF THIS AGREEMENT, THE FUND SHALL PAY TO THE ADVISOR, AT THE END OF EACH MONTH, A FEE EQUAL TO ONE-TWELFTH OF 0.30 PERCENT OF THE AVERAGE NET ASSETS OF THE PORTFOLIO."

     Except as expressly amended hereby, the provisions of the Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereby have caused this Amendment to be executed this 18th day of October, 1996.


DIMENSIONAL FUND                               DFA INVESTMENT
ADVISORS INC.                                  DIMENSIONS GROUP INC.

By: /s/ Rex A. Sinquefield                     By: /s/ David G. Booth
   ---------------------------------------        -----------------------------
Name:   Rex A. Sinquefield                     Name:   David G. Booth
Title:  Chairman, Chief Investment Officer     Title:  President